Exhibit 99.1

The Glimpse Group Reports Fiscal First Quarter 2022 Financial Results

Fiscal First Quarter Revenues Grew 292%; Core Software & Services Revenue Grew 514%

NEW YORK, November 15, 2021 — The Glimpse Group, Inc. (NASDAQ: VRAR) (FSE: 9DR) (“Glimpse,” “The Glimpse Group” or the “Company”), a diversified Virtual Reality and Augmented Reality (“VR” and “AR”) platform company providing enterprise-focused VR and AR software & services solutions, announced financial results for its fiscal first quarter ended September 30, 2021 (“FYQ1 ‘22”).

Management Commentary by President & CEO Lyron Bentovim

During our first three months as a Nasdaq listed public company, we demonstrated remarkable progress, highlighted by strong revenue growth, additional strategic acquisitions, establishment of key partnerships, and the fortification of our balance sheet. We continued to see robust revenue growth across our businesses and in particular our core VR/AR software and services revenue (excluding project revenue), which grew by over 500% period-to-period, primarily organically. As a result, our gross margins increased to approximately 85% of revenue.

Furthermore, we saw a seismic shift in the awareness of the potential of the immersive industry following Facebook’s rebranding to Meta, as well as a wide array of other industry giants - such as Microsoft, AMD, Nvidia, Dropbox and Match Group - announcing metaverse plans. We believe that these will significantly propel the industry forward and serve as a strong accelerant, are complimentary and beneficial to Glimpse, and in alignment with our vision of becoming the premier software and services VR/AR company in the evolving metaverse landscape.

In October 2021, we capitalized on the opportunity provided by these macro tailwinds and completed a $15 million private placement comprised of common stock and warrants. In addition to the largely still unutilized IPO proceeds, this financing significantly solidified our financial base while providing sufficient capital for us to effectively pursue many of the growth opportunities in front of us. Importantly, this financing was structured in a healthy manner for the Company, with a select number of institutional investors and at a price that was approximately 43% above our recent July 1, 2021 IPO price and with warrants priced at approximately 110% above our IPO price. We currently have over $25 million of cash, no material liabilities, and a controlled and relatively low cash burn.

We expanded Glimpse’s global investment profile with the listing of our common shares on the Frankfurt Stock Exchange and several other German exchanges including Börse Stuttgart, Börse München, Gettex Exchange and Tradegate Exchange. The Frankfurt Stock Exchange, in particular, is one of the world’s largest electronic exchanges. These exchanges access our outstanding Nasdaq float and we expect that over time will become a streamlined conduit for European investors interested in purchasing Glimpse shares.

As we previously discussed, beyond continued strong organic growth, a key component of our strategy is to make select, accretive acquisitions to strengthen and expand the Glimpse ecosystem while broadening our strategic positioning in various growth industries.

●	During the quarter, we acquired Auggd, an Australian based provider of AR software and services to the Architecture, Engineering & Construction (“AEC”) segments and established Glimpse Australia as a base of potential future operations in Australia.

●	On October 1, 2021, we acquired XR Terra, a Boston-based provider of VR/AR teaching, training and skills development through innovative programs and corporate partnerships. In addition, Hakan Satifoglu, XR Terra’s General Manager and an experienced tech entrepreneur and executive, became Glimpse’s Vice President of Strategy.

●	Both were asset acquisitions, with nominal upfront payment and the vast majority of potential future proceeds dependent on their achievement of increasing revenue milestones over the coming years.

We are having ongoing M&A conversations with numerous companies in the industry and expect to continue making accretive acquisitions, of various revenue size, as we progress.

In terms of partnerships, we are working with several of the industry leaders on expanding our existing relationships and are entering into new ones. As a recent example, our commitment to the development of the metaverse led us to a partnership with D-ID, a leader in Artificial Intelligence (“AI”)-driven creative media. The jointly-developed technologies and products will combine D-ID’s highly-realistic AI-powered Creative Reality™ technology with Glimpse Group’s advanced VR/AR solutions. Together, these are expected to create experiences for metaverse users which are more immediate and realistic.

Looking ahead, this is an exciting time for Glimpse and the VR/AR industry. While it is still early in the industry’s lifecycle, we believe that the development of the VR/AR industry in general and the metaverse in particular is likely to accelerate given the recent surge in awareness, interest, funding, activity and adoption. Glimpse is well positioned, financially, operationally and strategically to leverage its unique platform model of diverse subsidiaries targeting different industry segments to create scale and value. In parallel to our strong organic growth, we continue to seek additional accretive acquisitions that will fit into our ecosystem. Between these, our expectation is for a strong remainder to our FY ’22 (October ‘21-June ’22). We’d like to thank all of our shareholders for their ongoing support as we continue to push forward with creating a leading Enterprise-focused software and services company in the emerging XR space.

FYQ1 ‘22 Financial Summary:

●	Total revenue for the three months ended September 30, 2021 was approximately $1.02 million compared to approximately $0.26 million for the three months ended September 30, 2020, an increase of 292%. This growth was primarily due to the addition of new customers and was partially impacted by a delay of revenues from Q1 FY’21 to Q2 FY ’21 due to COVID-19 constraints.

●	For the three months ended September 30, 2021, Software Services revenue was approximately $0.80 million compared to approximately $0.19 million for the three months ended September 30, 2020, an increase of approximately 321%. This growth was primarily due to the addition of new customers.

●	For the three months ended September 30, 2021, Software License revenue was approximately $0.22 million compared to approximately $0.07 for the three months ended September 30, 2020, an increase of approximately 214%. As the VR and AR industries continue to mature, we expect our Software License revenue to continue to grow on an absolute basis and as an overall percentage of total revenue.

●	For the three months ended September 30, 2021, non-project revenue (i.e., VR/AR software and services revenue only), was approximately $0.86 million compared to approximately $0.14 million for the three months ended September 30, 2020, an increase of approximately 514%. For the three months ended September 30, 2021, non-project revenue accounted for approximately 84% of total revenues compared to approximately 54% for the three months ended September 30, 2020.

●	Gross profit was approximately 85% for the three months ended September 30, 2021 compared to approximately 46% for the three months ended September 30, 2020. The increase was driven by the increase in non-project revenue which produces higher margin and improved management of project revenue costs of goods sold.

●	Operating expenses for the three months ended September 30, 2021 were approximately $2.27 million compared to $1.36 million for the three months ended September 30, 2020, an increase of approximately 67%. This increase was driven by increased employee headcount to support growth and the incurrence of expenses specific to Glimpse being a publicly traded company.

●	For the three months ended September 30, 2021, net loss from operations was approximately $1.40 million compared to a net loss of approximately $1.24 million for the three months ended September 30, 2020, an increase of approximately 13% period-to-period.

●	We sustained a net loss of $1.66 million for the three months ended September 30, 2020 as compared to a net loss of $1.28 million for the prior period, a loss increase of $0.38 million or 30%. This reflects a period over period increase in revenue and related gross profit, offset by an increase in operating expenses and the incurrence of a non-cash loss on conversion of convertible notes to common stock as a result of the July 1, 2021 initial public offering and a decrease in non-cash interest expense.

●	Net cash used in operating activities was $1.05 million for the three months ended September 30, 2021, compared to $0.16 million during the prior period, an increase of approximately $0.89 million. This reflects a decrease in deferred revenue growth when compared to the previous period and one-time cash expenses of approximately $0.6 million related to Glimpse becoming a publicly traded company.

●	Fiscal First Quarter 2022 Adjusted EBITDA loss, a non-GAAP measure, of $(0.44) million improved by $0.08 million, or approximately 15% as compared to $(0.52) million for the three months ended September 2020.

●	The Company’s cash position was approximately $12.6 million as of September 30, 2021 and over $25 million as of November 15, 2021. The Company has a clean cap table with no convertible debt, preferred equity or material cash obligations.

●	Net operating loss carryforwards (NOL) of approximately $12.3 million.

Fiscal First Quarter 2022 Conference Call and Webcast

Date: Monday, November 15, 2021

Time: 4:30 p.m. Eastern time

Dial-in: +1-669-900-6833

Meeting ID: 92871967549

Passcode: 093158

Webcast Registration: link

Please dial in at least 10 minutes before the start of the call to ensure timely participation.

A replay will be available for at least 90 days using the dial-in information and webcast link above or on The Glimpse Group Investor Relations website at https://ir.theglimpsegroup.com/.

Note about Non-GAAP Financial Measures

A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States of America, or GAAP. Non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

In addition to financial results presented in accordance with GAAP, this press release presents adjusted EBITDA, which is a non-GAAP measure. Adjusted EBITDA is determined by taking net loss and adding interest, taxes, depreciation, amortization and stock-based compensation expenses. The company believes that this non-GAAP measure, viewed in addition to and not in lieu of net loss, provides useful information to investors by providing a more focused measure of operating results. This metric is an integral part of the Company’s internal reporting to evaluate its operations and the performance of senior management. A reconciliation of adjusted EBITDA to net loss, the most comparable GAAP measure, is available in the accompanying financial tables below. The non-GAAP measure presented herein may not be comparable to similarly titled measures presented by other companies.

About The Glimpse Group, Inc.

The Glimpse Group (NASDAQ: VRAR) (FSE: 9DR) is a diversified Virtual and Augmented Reality platform company, comprised of multiple VR and AR software & services companies, and designed with the specific purpose of cultivating companies in the emerging VR/AR industry. Glimpse’s unique business model simplifies challenges faced by VR/AR companies and creates a robust ecosystem, while simultaneously providing investors an opportunity to invest directly into the emerging VR/AR industry via a diversified platform. For more information on The Glimpse Group, please visit www.theglimpsegroup.com

Safe Harbor Statement

This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Company Contact:

Maydan Rothblum

CFO & COO

The Glimpse Group, Inc.

(917) 292-2685

maydan@theglimpsegroup.com

Investor Relations:

Mark Schwalenberg, CFA

Director

MZ Group – North America

312-261-6430

Glimpse@mzgroup.us

www.mzgroup.us

THE GLIMPSE GROUP, INC.

CONSOLIDATED BALANCE SHEETS

	As of September 30, 2021(Unaudited)	As of June 30, 2021 (Audited)
ASSETS
Cash and cash equivalents	$12,567,632	$1,771,929
Accounts receivable	599,879	626,244
Deferred costs	45,981	29,512
Pre-offering costs	-	470,136
Prepaid expenses and other current assets	533,782	281,047
Total current assets	13,747,274	3,178,868

Other assets	80,000	-
Equipment, net	53,513	42,172
Intangible assets, net	479,167	-
Goodwill	250,000	-
Total assets	$14,609,954	$3,221,040

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Accounts payable	$112,687	$381,510
Accrued liabilities	136,975	168,745
Accrued bonuses	288,388	440,357
Accrued legacy acquisition expense	500,000	1,250,000
Deferred revenue	114,055	98,425
Total current liabilities	1,152,105	2,339,037

Long term liabilities
Paycheck Protection Program (PPP 2) loan	623,828	623,828
Convertible promissory notes, net	-	1,429,953
Total liabilities	1,775,933	4,392,818
Commitments and contingencies
Stockholders’ Equity (Deficit)
Preferred Stock, par value $0.001 per share, 20 million shares authorized; 0 shares issued and outstanding	-	-
Common Stock, par value $0.001 per share, 300 million shares authorized; 10,291,638 and 7,579,285 issued and outstanding	10,292	7,580
Additional paid-in capital	36,595,898	20,936,050
Accumulated deficit	(23,772,169)	(22,115,408)
Total stockholders’ equity (deficit)	12,834,021	(1,171,778)
Total liabilities and stockholders’ equity (deficit)	$14,609,954	$3,221,040

THE GLIMPSE GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended	For the Three Months Ended
	September 30, 2021	September 30, 2020
Revenue
Software services	$804,718	$187,652
Software license/software as a service	217,815	72,275
Total Revenue	1,022,533	259,927
Cost of goods sold	145,387	137,124
Gross Profit	877,146	122,803
Operating expenses:
Research and development expenses	989,384	736,750
General and administrative expenses	779,729	335,998
Sales and marketing expenses	504,687	289,476
Total operating expenses	2,273,800	1,362,224
Net loss from operations before other income (expense)	(1,396,654)	(1,239,421)

Other income (expense)
Other income	-	10,000
Interest income	19,623	534
Interest expense	-	(48,437)
Loss on conversion of convertible notes	(279,730)	-
Total other expense, net	(260,107)	(37,903)
Net Loss	$(1,656,761)	$(1,277,324)

Basic and diluted net loss per share	$(0.17)	$(0.18)
Weighted-average shares used to compute basic and diluted net loss per share	9,967,821	7,039,928

THE GLIMPSE GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months Ended September 30, 2021	For the Three Months Ended September 30, 2020
Cash flows from operating activities:
Net loss	$(1,656,761)	$(1,277,324)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization and depreciation	27,718	5,907
Amortization of paid-in kind common stock interest on convertible notes	-	54,039
Stock option based compensation for employees and board of directors	653,615	689,813
Issuance of common stock to vendors as compensation	62,034	15,000
Loss on conversion of convertible notes	279,730	-
Changes in operating assets and liabilities:
Accounts receivable	26,365	135,460
Pre-offering costs	470,136	-
Prepaid expenses and other current assets	(381,856)	(81,909)
Deferred costs	(17,185)	(124,155)
Other assets	(80,000)	-
Accounts payable	(268,823)	(52,343)
Accrued liabilities	(31,770)	(18,680)
Accrued bonus	(151,969)	(6,000)
Deferred revenue	15,630	499,650
Net cash used in operating activities	(1,053,136)	(160,542)
Cash flow from investing activities:
Purchases of equipment	(18,225)	(15,004)
Net cash used in investing activities	(18,225)	(15,004)
Cash flows from financing activities:
Proceeds from initial public offering, net	11,821,364	-
Proceeds from issuance of common equity to investors	-	10,820
Proceeds from exercise of stock options	45,700	-
Net cash provided by financing activities	11,867,064	10,820

Net change in cash and cash equivalents	10,795,703	(164,726)
Cash and cash equivalents, beginning of year	1,771,929	1,034,846
Cash and cash equivalents, end of period	$12,567,632	$870,120

Non-cash Investing and Financing activities:
Common stock issued for asset acquisition	$750,000	$-
Conversion of convertible promissory notes into common stock	$1,606,176	$-
Issuance of warrants in connection with initial public offering	$522,360	$-
Issuance of common stock for satisfaction of legacy acquisition liability	$750,000	$-

The following table presents a reconciliation of net loss to Adjusted EBITDA for the years ended September 30, 2021 and 2020 (in $MM):

	For the Three Months Ended
	September 30,
	2021	2020
	(in millions)
Net loss	$(1.66)	$(1.28)
Interest expense, net	-	0.05
Depreciation and amortization	0.03	0.01
EBITDA (loss)	(1.63)	(1.22)
Stock based compensation expenses	0.72	0.70
Stock based financing related expenses	0.28	-
Public company expenses	0.18	-
Acquisition related expenses	0.01	-
Adjusted EBITDA (loss)	$(0.44)	$(0.52)